Reed Smith LLP
                                                                435 Sixth Avenue
                                                       Pittsburgh, PA 15219-1886
                                                                    412.288.3131
                                                                Fax 412.288.3063




                                 March 15, 2004



KOPPERS INC.
436 Seventh Avenue
Pittsburgh, PA 15219

Ladies and Gentlemen:

We have acted as counsel for Koppers Inc., a Pennsylvania corporation (the "Company"), in connection with the proposed offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $320,000,000 of the Company's 9 7/8% Senior Secured Notes due 2013 (the "Exchange Securities") for up to $320,000,000 of its 9 7/8% Senior Secured Notes due 2013 (the "Original Securities") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The Exchange Securities are to be issued pursuant to the Indenture, dated as of October 15, 2003, between the Company, the guarantors named therein, and JP Morgan Chase, as trustee.

For purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of this opinion, including the following documents:

     1. copies of the Articles of Incorporation and bylaws of the Company, each as amended and/or restated; and

     2. resolutions of the Board of Directors of the Company dated September 29, 2003 and October 8, 2003.

In making such examination and in rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the exceptions, qualifications, limitations, assumptions and reliances stated herein, it is our opinion that:

     1. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania. Based solely on bring down telephone advice from the office of the Pennsylvania

Koppers Inc.                                                      Reed Smith
March 15, 2004
Page 2



Secretary of State, the Company is validly existing and subsisting as a corporation under the laws of the Commonwealth of Pennsylvania.

     2. The Exchange Securities have been duly authorized by the Company.

Our opinions are issued as of the date hereof and are limited to the laws now in effect as to which our opinions relate and facts and circumstances in existence on the date hereof, and we assume no undertaking to advise you of any changes in the opinions expressed herein as a result of any change in any laws, facts or circumstances which may come to our attention after the date hereof.

The opinions expressed herein are limited to matters governed by the laws of the Commonwealth of Pennsylvania as presently enacted and construed.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the Commonwealth of Pennsylvania be changed by legislative action, judicial decision or otherwise.

This letter is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.


Very truly yours,